Exhibit 10.3

October 10, 2025

Earlyworks Co., Ltd.

5-7-11, Ueno, Taito-ku

Tokyo, Japan 110-0005

Attn: Satoshi Kobayashi, Chief Executive Officer

Re: Placement Agency Agreement

Dear Mr. Kobayashi:

Earlyworks Co., Ltd., a stock company organized under the laws of Japan (hereinafter referred to as the “Company” or “you”), proposes to offer for sale in a private placement up to Seven Million Eighty Hundred One Dollars and Seventy-Six Cents ($7,080,001.76) (the “Offering”) of (i) pre-funded warrants exercisable for American depositary shares (each an “ADS” and collectively, “ADSs”) of the Company, each of which represents five ordinary shares of the Company (the “Ordinary Shares”), and (ii) warrants and/or pre-funded warrants exercisable for ADSs (collectively, the “Warrants”, and together with the ADSs and the Ordinary Shares, the “Securities”).

The undersigned, Alexander Capital L.P., a Delaware limited partnership (“Alexander Capital”), a broker/dealer registered with the U.S. Securities and Exchange Commission (“SEC”) and a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”), hereinafter referred to as the “Placement Agent”, “we” or “our”) hereby offers its services to the Company as the Placement Agent for the Offering.

The terms and conditions of this Placement Agency Agreement (this “Agreement”) are as follows:

1. Appointment of Placement Agent; Offering Period Appointment of Placement Agent; Term. You hereby appoint Alexander Capital as the exclusive underwriter, Placement Agent and financial advisor of the Company for the Offering for the purpose of assisting the Company in placing its Securities in a minimum amount of Five Million One Dollars and Seventy- Six Cents ($5,000,001.76) (the “Minimum Amount”) with domestic purchasers who are qualified accredited investors and/or Non-U.S. Persons (as defined below) (collectively, the “Subscribers”). The Placement Agent hereby accepts such agency and agrees to use its commercially reasonable best efforts in placing the Offering with the Subscribers. In addition, the Placement Agent, through a participating dealer, may form a separate entity in order to aggregate subscriptions from Subscribers. The term of the Placement Agent’s exclusive engagement shall end twelve (12) months from the date hereof, unless terminated earlier pursuant to Section 8 hereof (the “Term”). The Placement Agent shall not have the authority to make any commitment binding on the Company. The Company, in its sole discretion, shall have the right to reject any investor introduced to it by the Placement Agent.

1.2 Private Offering Period. The Offering shall commence on the day that the Securities Purchase Agreement (as defined below) is executed by the respective parties thereto and the other transaction documents prepared in connection with the Offering (“Offering Documents”) are first made available to the Placement Agent by the Company, and will continue in accordance with and pursuant to the termination provisions in the Securities Purchase Agreement, with the closing of the Offering expected to occur upon satisfaction of the closing conditions as set forth in the Securities Purchase Agreement (the “Closing”). Offering Documents. The Company will provide the Placement Agent with a sufficient number of electronic copies of the Offering Documents for delivery to potential Subscribers and such other information, documents and instruments which the Placement Agent deems reasonably necessary to act as Placement Agent hereunder and to comply with the rules, regulations and judicial and administrative interpretations respecting compliance with applicable state and federal statutes related to the Offering.

2. Compliance with Securities Laws

2.1 Private Placement Compliance. The Company and the Placement Agent agree to conduct the Offering in a manner intended (a) to qualify as a private placement of the Securities in any jurisdiction in which the Securities are offered (including the U.S.), (b) to comply with the requirements of Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and/or (c) to comply with the requirements of Regulation S promulgated under the Securities Act (“Regulation S”). Assuming the accuracy of the representations and warranties given to the Company by each investor to the extent relevant for such determination, the Offering will be exempt from the registration requirements of the Securities Act. Each of the Company and the Placement Agent agrees (i) to limit offers to sell, and solicitations of offers to buy, the Securities to (x) persons reasonably believed by it to be “accredited investors” within the meaning of Rule 501(a) under the Securities Act and/or (y) persons reasonably believed by it not to be “U.S. Persons”, as defined in Rule 902 of Regulation S (“Non-U.S. Persons”), and (ii) not to engage in any form of general solicitation or general advertising in connection with the Offering within the meaning of Rule 502 under the Securities Act or that would cause the Offering not to comply with Regulation S, as the case may be. The Company agrees to conduct the Offering in a manner intended to comply with the registration or qualification requirements, or available exemptions therefrom, under applicable state securities laws.

2.2 Form D and State Blue Sky Filings.Party Obliged to Filing. The Company shall, as a material term to this Agreement, be solely responsible for compliance, with the filing requirements of the securities laws of the United States and all applicable States of the United States, and with any and all applicable foreign jurisdictions in which the Offering of the Securities are made.

2.2.2 Placement Agent Obligations. The Placement Agent shall advise the Company of those States of the U.S., and other jurisdictions, in which the Placement Agent intends to offer the Securities (collectively, the “Intended States”) in order that the Company’s counsel, can ensure that the Offering has been qualified, or exempted, under the appropriate laws and regulations. In the event that the Company, or Company’s counsel, identifies that an Intended State requires pre-sale qualification this will be communicated to the Placement Agent.Due Diligence. Current regulations in the securities industry require placement agents to conduct “due diligence” on any issuer that seeks to offer its securities to qualified accredited investors. In the event that the Placement Agent is unable to complete “due diligence” either (a) because of lack of cooperation on the part of the Company (for instance, but not limited to, the Company not providing the Placement Agent with information or documents requested by the Placement Agent) or (b) because the Placement Agent uncovers “red flags” about the Company that cause the Placement Agent not to be satisfied that the Placement Agent can in good faith recommend the Securities to investors, the Placement Agent may terminate this Agreement (i) without further obligation on the part of the Placement Agent to proceed with this Offering and (ii) without any obligation on the part of the Placement Agent to reimburse to Company any monies advanced by Company to the Placement Agent. In short, the Placement Agent’s obligations under this Agreement are expressly conditioned upon “due diligence” on the Company that is both complete in the opinion of and satisfactory to the Placement Agent. The Placement Agent’s right of termination under this Section 2.3 is not adversely affected in any way by the termination provisions in Section 8 below. If, upon completing the due diligence review, the Company is unsatisfied with the results, it may immediately terminate this Agreement by providing written notice to Alexander Capital. In the event of such termination, Alexander Capital will have no further obligations to the Company under this Agreement, including, but not limited to, any obligation for payment of any fees. The Company’s right of termination under this Section 2.3 is not adversely affected in any way by the termination provisions in Section 8 below. Representations and Warranties of the Company.

The Company hereby represents and warrants to the Placement Agent as follows:

3.1 Disclosure in Offering Documents.

3.1.1 Disclosure of Contracts. The descriptions and exhibits filed in the SEC Reports (as defined in the Securities Purchase Agreement) of all material contracts, agreements, instruments, indentures, mortgages, loans, leases, licenses, arrangements or undertakings of any nature, written or oral, of the Company which involve future payments, performance or services, development of products, or delivery of goods or materials to or by the Company, or which otherwise are material to the business or prospects of the Company (collectively, the “Contracts”), to the extent applicable, are accurate in all material respects and present fairly the information required to be disclosed therein and there are no contracts or other documents required to be described in the Offering Documents which have not been so described. The Company has furnished the Placement Agent, when and if requested, with true, correct and complete copies (or where oral, written descriptions) of all Contracts, including all exhibits, schedules, amendments, supplements, modifications and waivers thereto. Except as otherwise stated in the Offering Documents, each of the Contracts is in full force and effect, the Company has performed in all material respects all of its obligations thereunder and is not in default thereunder, and no party to a Contract has made a claim to the effect that the Company has failed to perform any obligations thereunder. To the knowledge of the Company, the Company has not received any written notification from any contracting party to a Contract to terminate, cancel or modify such Contract or to reduce or otherwise change its activity thereunder so as to adversely affect in any material respect the benefits derived or expected to be derived therefrom by the Company.

3.2 Changes after Dates in Offering Documents.

3.2.1 No Material Adverse Change. Except as otherwise stated in the Offering Documents, since the Balance Sheet Date, as hereinafter defined, (i) there has been no material adverse change in the condition, financial or otherwise, or in the results of operations, business or business prospects of the Company, including, but not limited to a material loss or interference with its business from fire, storm, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, whether or not arising in the ordinary course of business, (ii) the Company has not become a party to, and neither the business nor the property of the Company has become the subject of, any litigation which, if adversely determined, would have a material adverse effect on the business, properties, assets, condition (financial or otherwise) of the Company, whether or not in the ordinary course of business (each a “Material Adverse Effect”), and (iii) there have been no transactions entered into by the Company, other than those in the ordinary course of business or reflected in the Offering Documents, which are material with respect to the condition, financial or otherwise, or to the results of operations, or business of the Company. The “Balance Sheet Date” is defined as April 30, 2025.

3.2.2 Recent Securities Transactions, Etc. Since the Balance Sheet Date, and except as otherwise specifically stated in the Offering Documents and the SEC Reports, the Company has not (i) issued any securities (except pursuant to the Company’s existing stock option plan or bonus plan as described in the Offering Documents) or incurred any liability or obligation, direct or contingent, for borrowed money, except such liabilities or obligations incurred in the ordinary course of business; (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock; or (iii) issued any options, warrants or other rights to purchase the capital stock of the Company, or any security or other instrument which by its terms is convertible into, exercisable for or exchangeable for capital stock of the Company.

3.3 No Preemptive Rights; Options; Registration Rights. Except as set forth in the Offering Documents and the SEC Reports, there are no preemptive or other rights to subscribe for or purchase, or any restriction upon the voting or transfer of, any Ordinary Shares, or other securities of the Company.

3.4 Financial Statements. The financial statements (the “Financials”) of the Company, including any notes thereto and supporting schedules, included or incorporated by reference in the SEC Reports and/or Offering Documents, as applicable, fairly present the financial position and results of operations of the Company at the dates thereof and for the periods covered thereby, subject, in the case of interim periods, to year-end adjustments and normal recurring accruals. The Company has no material liabilities or obligations, contingent, direct, indirect or otherwise except (i) as set forth in the balance sheet for the Balance Sheet Date included in the Financials or the footnotes thereto, (ii) those incurred in the ordinary course of business since the Balance Sheet Date, and (iii) otherwise as set forth in the in the SEC Reports and/or Offering Documents. The Offering Documents also set forth all material outstanding amounts due to any employees, officers, directors or stockholders of the Company, or to any of their respective affiliates, including, but not limited to, accrued salaries, loans, etc. Authorized Capital; Options; Etc. The Company had, at the date or dates indicated in the Offering Documents, such duly authorized, issued and outstanding capitalization as set forth in the Offering Documents.

3.6 Valid Issuance of Securities: Etc.

3.6.1 Outstanding Securities. All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. All outstanding ADSs, options, warrants and other securities enabling the holders thereof to purchase Ordinary Shares constitute the valid and binding obligations of the Company, enforceable in accordance with their respective terms. The authorized Ordinary Shares, ADSs and outstanding options, warrants and such other Company securities conform to all statements relating thereto contained in the Offering Documents. The offers and sales of the outstanding Ordinary Shares, ADSs, options, warrants and such other Company securities enabling the holders thereof to purchase Ordinary Shares were at all relevant times either registered under the Securities Act and the applicable state securities or Blue Sky laws or exempt from such registration requirements.

3.6.2 Securities. Each of the ADSs and the Warrants, when issued and delivered in accordance with the terms of the securities purchase agreements to be entered into at the Closing by and between the Company and each of the purchasers signatory thereto (the “Securities Purchase Agreement”), will be duly and validly issued, fully paid and non-assessable, free and clear of all liens with respect to the issue thereof. The ADSs issuable upon exercise of the Warrants (the “Warrant ADSs”), when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable, free and clear of all liens with respect to the issue thereof. When issued or deliverable upon surrender of the ADSs issued in the Offering and the Warrant ADSs, the applicable Ordinary Shares will be validly issued, fully paid and nonassessable Ordinary Shares and free from all preemptive or similar rights or liens with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Ordinary Shares. The holders of the Securities and the Warrant ADSs will not be subject to personal liability by reason of being such holders and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company, except as provided in the Offering Documents. All corporate action required to be taken for the authorization, issuance and sale of the Securities and the Warrant ADSs has been duly and validly taken and will be taken for the Securities and the Warrant ADSs.

3.7 Registration Rights of Third Parties. Except as set forth in the Offering Documents or the SEC Reports, no holders of any securities of the Company or of any options or warrants of the Company exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Securities Act or to include any such securities in a registration statement to be filed by the Company.

3.8 Due Authorization. Except as disclosed in the Offering Documents, the Company has full right, power and authority to enter into this Agreement and the Securities Purchase Agreement, to issue the Securities and the Warrant ADSs and to perform all of its obligations hereunder and thereunder and to consummate the transactions contemplated by the Offering Documents. This Agreement has been, and the Securities Purchase Agreement and each of the other Offering Documents, when executed and delivered, will have been, duly and validly authorized by all necessary corporate action and no further corporate action or approval is or will be required for their respective execution, delivery and performance. This Agreement constitutes, and the Securities Purchase Agreement (assuming the due authorization, execution and delivery by each Subscriber) and each of the other Offering Documents to be entered into by the Company with respect to the purchase and sale of the Securities will constitute, when executed and delivered by the Company, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms (except (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws now or hereafter in effect relating to or affecting creditors’ rights generally, (ii) that the enforceability of the indemnification and contribution provisions of the respective agreements may be limited by the federal and state securities laws and public policy, and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought).

3.9 No Conflicts. The Company’s execution, delivery, and performance of this Agreement and the Securities Purchase Agreement, the consummation by the Company of the transactions contemplated herein and therein and the compliance by the Company with the provisions of this Agreement and the Securities Purchase Agreement have been duly authorized by all necessary corporate action and do not and will not, with or without the giving of notice or the lapse of time or both result in a breach of, or conflict with any of the terms and provisions of, or constitute a default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, note, loan or credit agreement or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the property or assets of the Company is subject; (ii) result in any violation of the provisions of the articles of incorporation, as amended; (iii) to the best of the Company’s knowledge, violate any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its material properties or material businesses; or (iv) have any Material Adverse Effect on any permit, license, certificate, registration, approval, consent, license or franchise necessary for the Company to own or lease and operate any of its properties or to conduct its business.No Defaults. No material default exists in the due performance and observance of any term, covenant or condition of any permit, license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject the effect of which would have a Material Adverse Effect. The Company is not in violation of any material term or provision of its articles of incorporation, as amended or in material violation of any franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business. Corporate Power; Licenses; Consents.

3.11.1 Conduct of Business. To the best of its knowledge, the Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials, agencies, authorities and bodies to own or lease its properties and conduct its business as described in the SEC Reports and the Offering Documents. The Company is and has been doing business in material compliance with all such authorizations, approvals, orders, licenses, certificates and permits and all federal, state and local laws, rules and regulations. The disclosures in the SEC Reports and Offering Documents concerning the effects of federal, state and local regulation on the Company’s business as currently conducted or contemplated to be conducted are correct in all material respects and do not omit to state a material fact.

3.11.2 Transactions Contemplated Herein; Consents. The Company has all corporate power and authority to enter into this Agreement and the Securities Purchase Agreement to carry out the provisions and conditions hereof and thereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained. Except as set forth in the Offering Documents and subject to Shareholder Approval (as defined in the Securities Purchase Agreement), no consent, approval, authorization, order of, or filing with, any court, governmental agency, authority or other body is required to consummate the transactions contemplated by this Agreement and the Securities Purchase Agreement, and the issuance of the Securities, except that the offer and sale of the securities in certain jurisdictions may be subject to the provisions of the securities or Blue Sky laws of such jurisdictions.

3.12 Title to Property; Insurance. Except as set forth in the Offering Documents, the Company has good and marketable title to, or valid and enforceable leasehold estates in, all items of real and personal property (tangible and intangible) owned or leased by it, free and clear of all liens, encumbrances, claims, security interests, defects and restrictions of any material nature whatsoever. The Company has adequately insured its properties against loss or damage by fire or other casualty and maintains such insurance in adequate amounts that are adequate to protect its financial condition against the risks involved in the conduct of its businesses.

3.13 No Pending Actions. Except as set forth in the Offering Documents or the SEC Reports, there are no actions, suits, proceedings, claims, or hearings of any kind or nature existing or pending (or, to the best knowledge of the Company, threatened) or, to the best knowledge of the Company, any investigations or inquiries, before or by any court, or other governmental authority, tribunal or instrumentality (or, the Company’s best knowledge, any state of facts which would give rise thereto), pending or threatened against the Company, or involving the properties of the Company, which might result in any Material Adverse Effect or which might materially adversely affect the transactions or other acts contemplated by this Agreement or the validity or enforceability of this Agreement. Except as described in the Offering Documents, there are no outstanding orders, judgments or decrees of any court, governmental agency or other tribunal naming the Company and enjoining the Company from taking, or requiring the Company to take, any action, or to which the Company, its properties or business, is bound or subject.

3.14 Due Incorporation, Qualification and Good Standing. The Company and each of its subsidiaries has been duly incorporated, validly exists as a corporation or other legal entity and is in good standing under the laws of its respective state of incorporation or formation, as applicable. The Company and each of its subsidiaries is duly qualified and licensed and in good standing as a foreign corporation for the transaction of business in each jurisdiction in which the ownership or leasing of its respective properties or the conduct of its respective businesses requires such qualification or licensing, except where the failure to qualify would not have a Material Adverse Effect. The Company and each of its subsidiaries has all requisite corporate power and authority necessary to own or hold its respective properties and conduct its respective businesses as described in the SEC Reports and the Offering Documents.

3.15 Taxes. Except as set forth in the Offering Documents or as set forth on Schedule 3.15 hereto, the Company has filed all federal tax returns and all state and municipal and local tax returns (whether relating to income, sales, franchise, withholding, real or personal property or other types of taxes) required to be filed under all applicable jurisdictions in which the Company is required to file tax returns, and has paid in full all taxes which have become due pursuant to such returns or claimed to be due by any taxing authority or otherwise due and owing; provided, however, that the Company has not paid any tax, assessment, charge, levy or license fee that it is contesting in good faith and by proper proceedings and adequate reserves for the accrual of same are maintained if required by generally accepted accounting principles. Each of the tax returns heretofore filed by the Company correctly and accurately reflects the amount of its tax liability thereunder. Except as set forth in the Offering Documents, the Company has withheld, collected and paid all levies, assessments, license fees and taxes to the extent required. As used herein, “tax” or “taxes” include all taxes, charges, fees, levies or other assessments imposed by any Federal, state, local, or foreign taxing authority, including, without limitation, income, premium, recapture, credit, excise, property, sales, use, occupation, service, service use, leasing, leasing use, value added, transfer, payroll, employment, license, stamp, franchise or similar taxes (including any interest earned thereon or penalties or additions attributable thereto). The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect of taxes.

3.16 Non-Circumvention. The Company hereby irrevocably agrees not to circumvent, avoid, bypass, or obviate, directly or indirectly, the intent of this Agreement through any transaction, transfer, pledge, agreement, recapitalization, loan, lease, assignment, or otherwise. The Company (including affiliates of such parties) agrees that it will not attempt, directly or indirectly, to contact parties introduced to the Company by the Placement Agent on matters described in this Agreement or contact or negotiate with any confidential source provided by the Placement Agent, except through the Placement Agent or with the expressed written consent of the Placement Agent as to each such contact. The Company shall not contact, deal with, or otherwise become involved in any transaction with any corporation, partnership, individual, any banks, trust or lending institutions introduced by or through the Placement Agent without the permission of the Placement Agent. Any violation of this provision shall be deemed an attempt to circumvent this provision, and the Company may be liable for damages in favor of the circumvented party.

3.17 Transactions Affecting Disclosure to FINRA.

3.17.1 Finder’s Fees. The Company is not obligated to pay a finder’s fee to anyone in connection with the introduction of the Company to the Placement Agent.

3.17.2 Use of Proceeds. None of the net proceeds of the Offering will be paid by the Company to any FINRA member or its affiliate or associates, except as specifically authorized herein or as set forth in the Securities Purchase Agreement.

3.18 Foreign Corrupt Practices Act. Neither the Company nor any of its subsidiaries has, nor to the knowledge of the Company, any other person associated with or acting on behalf of the Company including, without limitation, any director, officer, agent, employee or other person acting on behalf of the Company or any subsidiary has in the course of his actions for or on behalf of the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee. Intangibles. Except as set forth in the Offering Documents or in the SEC Reports, the Company owns or possesses the requisite licenses or rights to use all material trademarks, service marks, service names, trade names, patents and patent applications, copyrights and other rights (collectively, “Intangibles”) used by the Company in its business or relating to products sold by the Company, and all such Intangibles are stated in the Offering Documents or in the SEC Reports. Any of the Company’s Intangibles which have been registered have been fully maintained and are in full force and effect, except where the failure to do so would not result in a Material Adverse Effect. There is no claim or action by any person pertaining to, or proceeding pending or to the Company’s knowledge, threatened and the Company has not received any notice of conflict with the asserted rights of others which challenges the exclusive right of the Company with respect to any Intangibles used in the conduct of the Company’s business except as described in the Offering Documents or in the SEC Reports or except where such challenge, even if successful, would not result in a Material Adverse Effect. To the best of Company’s knowledge, the Intangibles and the Company’s current products, services and processes do not infringe on any intangibles held by any third party. To the best of the Company’s knowledge, no others have infringed upon the Intangibles of the Company.

3.20 Relations With Employees.

3.20.1 Employee Matters. The Company has generally enjoyed a satisfactory employer-employee relationship with its employees and is in compliance in all material respects with all federal, state and local laws and regulations respecting the employment of its employees and employment practices, terms and conditions of employment and wages and hours relating thereto. There are no pending investigations involving the Company by the U.S. Department of Labor, or any other governmental agency responsible for the enforcement of such federal, state or local laws and employment laws and regulations. There is no unfair labor practice charge or complaint against the Company pending before a Labor Relations Board or any strike, picketing, boycott, dispute, slowdown or stoppage pending or threatened against or involving the Company or any predecessor entity. No questions concerning representation exist respecting the employees of the Company and no collective bargaining agreement or modification thereof is currently being negotiated by the Company. No grievance or arbitration proceeding is pending under any expired or existing collective bargaining agreements of the Company, if any.

3.20.2 Employee Benefit Plans. Except as disclosed in the SEC Reports, the Company neither maintains, sponsors nor contributes to, nor is it required to contribute to, any program or arrangement that is an “employee pension benefit plan, an employee welfare benefit plan,” or a “multi-employer plan” as such terms are defined in Sections 3(2), 3(1) and 3(37), respectively, of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (“ERISA Plans”). Other than as disclosed in the SEC Reports, the Company does not, and has at no time, maintained or contributed to a defined benefit plan, as defined in Section 3(35) of ERISA. Except as disclosed in the SEC Reports, there are no unfunded benefits under any ERISA Plan which is subject to the funding standards of ERISA. Other than claims for benefits in the ordinary course, there are no pending claims, litigation, arbitration or any other legal proceeding involving any ERISA Plan which may result in material liability on the part of the Company or any ERISA Plan under ERISA or any other law, nor, is there any reasonable basis for such a claim. The Company has no bonus, incentive or deferred compensation plans which constitute a continuing liability of the Company, except individual arrangements of the Company with employees relating to their employment. There are no employees of the Company who, in connection with their employment by the Company, are receiving any pension or retirement payments or are entitled to receive any unfunded pensions not covered by a pension plan to which the Company is a party.

3.21 [Reserved].

3.22 No Regulatory Problems.

(a) The Company (i) has not filed a registration statement which is the subject of any pending proceeding or examination under Section 8 of the Securities Act, and is not and has not been the subject of any refusal order or stop order thereunder; (ii) is not subject to any pending proceeding under Rule 258 of the Securities Act or any similar rule adopted under Section 3(b) of the Securities Act, or to an order entered thereunder; (iii) has not been convicted of any felony or misdemeanor in connection with the purchase or sale of any security or involving the making of any false filing with the SEC; (iv) is not subject to any order, judgment, or decree of any court of competent jurisdiction temporarily or preliminarily restraining or enjoining, or any order, judgment, or decree of any court of competent jurisdiction permanently restraining or enjoining, the Company from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security or involving the making of any false filing with the SEC; and (v) is not subject to a United States Postal Service false representation order entered under Section 3005 of Title 39, United States Code; or a temporary restraining order or preliminary injunction entered under Section 3007 of Title 39, United States Code, with respect to conduct alleged to have violated Section 3005 of Title 39, United States Code.

(b) To the Company’s knowledge, none of the Company’s directors, officers, or beneficial owners of five (5%) percent or more Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (i) has been convicted of any felony or misdemeanor in connection with the purchase or sale of any security, involving the making of a false filing with the SEC, or arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, or investment advisor; (ii) is subject to any order, judgment, or decree of any court of competent jurisdiction temporarily or preliminarily enjoining or restraining, or is subject to any order, judgment, or decree of any court of competent jurisdiction, permanently enjoining or restraining such person from engaging in or continuing any conduct or practice in connection with the purchase or sale of any security, or involving the making of a false filing with the SEC, or arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, or investment adviser; (iii) is subject to an order of the SEC entered pursuant to Section 15(b), 15B(a) or 15B(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or is subject to an order of the SEC entered pursuant to Section 203(e) or (f) of the Investment Advisers Act of 1940; (iv) is suspended or expelled from membership in, or suspended or barred from association with a member of, an exchange registered as a national securities exchange pursuant to Section 6 of the Exchange Act, an association registered as a national securities association under Section 15A of the Exchange Act, or a Canadian securities exchange or association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade; or (v) is subject to a United States Postal Service false representation order entered under Section 3005 of Title 39, United States Code, or is subject to a restraining order or preliminary injunction entered under Section 3007 of Title 39, United States Code, with respect to conduct alleged to have violated Section 3005 of Title 39, United States Code. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e) of the Securities Act and has furnished to the Placement Agent a copy of any disclosures provided thereunder.

(c) The Company will promptly notify the Placement Agent in writing of (i) any of the events enumerated in Section 3.22(b) relating to any person enumerated in Section 3.22(b) and (ii) any event that would, with the passage of time, become an event enumerated in Section 3.22(b) relating to any person enumerated in Section 3.22(b).

3.23 Stock Collateral. None of the Company’s obligations to any third party are secured by any of the Company’s outstanding securities.

3.24 Reaffirmation. All of the representations, warranties and covenants of the Company set forth in this Agreement or in any letter or certificate furnished to the Placement Agent pursuant hereto, each of which is incorporated herein by reference and made a part hereof, shall be true in all material respects upon the execution of this Agreement and at each Closing.

4. Representations and Warranties of the Placement Agent.

The Placement Agent represents and warrants as follows:

4.1 Due Incorporation. The Placement Agent is duly incorporated and validly existing and in good standing under the laws of its state of incorporation and is duly qualified as a foreign corporation for the transaction of business and is in good standing in each jurisdiction where the failure to be so qualified would have a materially adverse effect on the business of the Placement Agent.

4.2 Broker/Dealer Registration. The Placement Agent is registered as a broker- dealer under Section 15 of the Exchange Act.

4.3 Good Standing with FINRA. The Placement Agent is a member in good standing of the FINRA and no proceedings are pending or to the Placement Agent’s knowledge, threatened, to revoke or limit such status.

4.4 Sale in Certain Jurisdictions. Sales of the Securities by the Placement Agent will be made only in such jurisdictions in which (i) the Placement Agent is a registered broker- dealer or where an applicable exemption from such registration exists and (ii) the Offering and sale of the Securities is registered under, or is exempt from, applicable registration requirements.

4.5 Compliance with Laws. Offers and sales of Shares by the Placement Agent will be made in compliance with the provisions of Regulation S, Rule 506 of Regulation D and/or Section 4(a)(2) of the Securities Act, and the Placement Agent will furnish to each investor a copy of the Offering Documents prior to accepting any payments for the Securities.

4.5.1 Sale to Accredited Investors, No General Solicitation. The Placement Agent understands that the Securities have not been registered under the Securities Act or any Blue Sky law of any state and may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and such Blue Sky laws. The Placement Agent agrees that it will not solicit offers for, or offer or sell, the Securities by any form of general solicitation or general advertising within the meaning of Section 4(a)(2) of the Securities Act, and Rule 506 thereunder, or that would cause the Offering not to comply with Regulation S, as the case may be. The Placement Agent further agrees to not offer or sell or arrange for the offer or sale of the Securities except (i) to those the Placement Agent reasonably believes are “accredited investors” (as defined in Rule 501 of Regulation D), (ii) to Non-U.S Persons or (iii) in any other manner that does not require registration of the Securities under the Securities Act.

4.5.2 No Disqualification Events. The Placement Agent represents that neither it, nor to its knowledge any of its directors, executive officers, general partners, managing members or other officers participating in the Offering (each, a “Placement Agent Covered Person” and, together, “Placement Agent Covered Persons”), is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), or has been involved in any manner which would be a Disqualification Event except for the fact that it occurred before September 23, 2013 except for a Disqualification Event (i) contemplated by Rule 506(d)(2) of the Securities Act and (ii) a description of which has been furnished in writing to the Company prior to the date hereof.

4.5.3 Notice of Disqualification Events. The Placement Agent will notify the Company promptly in writing of (i) any Disqualification Event relating to any Placement Agent Covered Person not previously disclosed to the Company in accordance with Section 4.5.2 and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Placement Agent Covered Person.

4.6 Due Authorization. The Placement Agent has all requisite power and authority to execute, deliver and perform its obligations under this Agreement between the Company and the Placement Agent, and this Agreement will be duly authorized and validly executed and delivered by the Placement Agent and constitutes a legal, valid and binding agreement of such Placement Agent enforceable against the Placement Agent in accordance with its terms.

5. Fees and Expenses.

5.1 Placement Agent’s Fees and Expenses.

(a) At the Closing, the Company shall pay to the Placement Agent a cash fee (the “Cash Fee”) in an amount equal to eight percent (8.0%) of the gross cash proceeds from the sale of Securities in the Offering. The Cash Fee shall be paid to the Placement Agent by wire transfer from the Company at the Closing after release to the Company of the funds from the sale of Securities in the Offering. The Cash Fee is not negotiable and is not subject to any reduction, set-off, counterclaim or refund for any reason or matter whatsoever.

(b) As additional compensation for the services of the Placement Agent and subject to compliance with applicable FINRA rules, the Company shall issue and deliver to the Placement Agent (or its designated nominees) at the Closing warrants to purchase a number of ADSs (the “Placement Agent Warrants”) equal to four percent (4%) of the aggregate number of ADSs sold at Closing and have an exercise price equal to 100% of the price per ADS, or $2.08 per ADS (the “Placement Price”). The Placement Agent Warrants shall be exercisable at any time during the five (5)-year period after the date of issuance, shall not be transferable to non- affiliates during the one (1)-year period after the date of issuance, shall have an exercise price equal to the Placement Price, shall contain standard anti-dilution protection and piggyback registration rights as are customarily contained in warrants received by a placement agent in similar transactions, and such other terms and conditions satisfactory in form and substance to the parties hereto and their respective counsel. The Placement Agent will agree that during the (1) year period following the Closing Date, it will not transfer the Placement Agent Warrants or the underlying securities, except to Placement Agent’s officers, partners or members of the selling group.

(c) Subject to compliance with applicable FINRA rules, the Company also agrees to reimburse the Placement Agent for all reasonable and documented out-of-pocket expenses incurred by the Placement Agent in connection with the Offering, including the fees and disbursements of legal counsel, in an aggregate amount not to exceed $200,000, as well as non- accountable expenses incurred by the Placement Agent in connection with the Offering not to exceed $25,000. The Company will reimburse the Placement Agent directly out of the funds received by the Company at Closing.

6. Covenants. The Company covenants and agrees that:Expenses of Offering and Other Expenses. The Company shall be responsible for, and shall pay, all fees, disbursements and expenses its incurs in connection with the Offering, including, but not limited to, the Company’s legal and accounting fees and disbursements, the costs of preparing, printing, mailing and delivering, and filing, where necessary, the Offering Documents and all amendments and supplements thereto (in such quantities as the Placement Agent may reasonably require). The Placement Agent shall be solely responsible for its fees and expenses, including expenses of its counsel, other than as set forth in Section 5.1 above.

6.2 Further Assurances. The Company will take such actions as may be reasonably required or desirable to carry out the provisions of this Agreement and the transaction contemplated hereby.

6.3 Right of First Refusal. (a) If, from the date hereof until the 18-month anniversary following consummation of the Offering, the Company or any of its subsidiaries (i) decides to dispose of or acquire business units or acquire any of its outstanding securities or make any exchange or tender offer or enter into a merger, consolidation or other business combination or any recapitalization, reorganization, restructuring or other similar transaction, including, without limitation, an extraordinary dividend or distributions or a spin-off or split-off, the Placement Agent (or any affiliate designated by the Placement Agent) shall have the right to act as the Company’s exclusive financial advisor for any such transaction, regardless of whether the Company engages a financial advisor in connection with such transaction; or (ii) decides to finance or refinance any indebtedness, the Placement Agent (or any affiliate designated by the Placement Agent) shall have the right to act as underwriter, sole book-runner, sole manager, sole placement agent or sole agent with respect to such financing or refinancing, regardless of whether the Company engages any investment banker, book-runner and/or placement agent in connection with such financing or refinancing transaction; or (iii) decides to raise funds by means of a public offering of its securities (including, without limitation, an at-the-market facility) or a private placement or any other capital-raising financing of equity, equity-linked or debt securities (including, without limitation, any digital asset treasury financing transaction), the Placement Agent (or any affiliate designated by the Placement Agent) shall have the right to act as sole book- running manager, sole underwriter or sole placement agent for such financing, regardless of whether the Company engages any investment banker, book-runner and/or placement agent in connection with such public offering, private placement or other capital-raising financing transaction. If the Placement Agent or one of its affiliates decides to accept any such engagement, the agreement governing such engagement will contain, among other things, provisions for customary fees for transactions of similar size and nature and the provisions of this Agreement, including indemnification, which are appropriate to such a transaction. For the avoidance of any doubt, the Company shall not retain, engage or solicit any financial advisor, investment banker, underwriter, book-runner and/or placement agent in a financing or other transaction described in clauses (i) – (iii) above, nor agree to any such financing or other transaction, regardless of whether or not such transaction involves any financial advisor, investment banker, book-runner, and/or placement agent, without the express written consent of the Placement Agent.

(b) The Company shall notify the Placement Agent of its intention to pursue a financing or other transaction described in Section 6.3(a) above, including the material terms thereof, by providing written notice thereof to the Placement Agent by email with a confirmatory phone call. The Placement Agent may exercise the right of first refusal granted under Section 6.3(a) above by, within ten (10) business days after receipt of such email and confirmatory phone call, providing the Company with substantially similar or better terms as such proposed transaction, along with the Placement Agent’s provisions for customary fees for transactions of similar size and nature and the provisions of this Agreement, including indemnification, which are appropriate to such a transaction. If the Placement Agent exercises such right of first refusal, the Company shall not engage in such financing or other transaction without the express written consent of the Placement Agent. If the Placement Agent fails to exercise such right of first refusal with respect to such financing or other transaction within ten (10) business days after such email and confirmatory phone call, then the Placement Agent shall have no further claim or right with respect to such transaction. The Placement Agent may elect, in its sole and absolute discretion, not to exercise such right of first refusal with respect to any such financing or other transaction; provided that any such election by the Placement Agent shall not adversely affect the Placement Agent’s ability to exercise such right of first refusal with respect to any such other financing or other transaction during the eighteen (18) month period provided in Section 6.3(a) above.

6.4 Tail. If the Company conducts any public or private offering of its securities (other than in connection with the Offering) or other financing or capital raising transaction during the Term and ending eighteen (18) months thereafter (the “Tail Period”) from any investor contacted by the Placement Agent or a sub-agent of Placement Agent during the Term and first introduced to the Company in writing (including electronic mail), the Placement Agent shall be entitled to the compensation set forth in Section 5.1(a) above. The Placement Agent shall provide a list of such introduced investors to the Company in writing (including electronic mail) in advance of receiving any compensation for financing or capital raising transactions during the Tail Period. Indemnification and Contribution.

7.1 Indemnification by the Company. The Company agrees to indemnify and hold harmless the Placement Agent and each person, if any, who controls the Placement Agent within the meaning of the Securities Act and/or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which a Placement Agent or such controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained (A) in the Offering Documents, or (B) in any blue sky application or other document executed by the Company specifically for blue sky purposes or based upon any other written information furnished by the Company or on its behalf to any state or other jurisdiction in order to qualify any or all of the securities under the securities laws thereof (any such application, document or information being hereinafter called a “Blue Sky Application”), (ii) the omission or alleged omission by the Company to state in the Offering Documents or in any Blue Sky Application a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (i) an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information regarding the Placement Agent which is furnished to the Company by the Placement Agent specifically for inclusion in the Offering Documents or any such Blue Sky Application or (ii) any breach by a Placement Agent of the representations, warranties or covenants contained herein (together, (i) and (ii) above are referred to as the “Non- indemnity Events”).

7.2 Indemnification by the Placement Agent. The Placement Agent agrees to indemnify and hold harmless the Company and each person, if any, who controls the Company within the meaning of the Securities Act and/or the Exchange Act, each director of the Company, and each officer of the Company who signs the Offering Documents, against any losses, claims, damages or liabilities, joint or several, to which the Company or such controlling person may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any Non-Indemnity Event; and will reimburse the Company and each such controlling person for any legal or other expenses reasonably incurred by the Company or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action provided that such loss, claim, damage or liability is found ultimately to arise out of or be based upon any Non-Indemnity Event.

7.3 Procedure. Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 7, notify in writing the indemnifying party of the commencement thereof; and the omission so to notify the indemnifying party will relieve the indemnifying party from any liability under this Section 7 as to the particular item for which indemnification is then being sought, but not from any other liability which it may have to any indemnified party. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may wish, jointly with any other indemnifying party, similarly notified, to assume the defense thereof, with counsel who shall be to the reasonable satisfaction of such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.

7.3.1 Notice. Any notices required or permitted to be given hereunder shall be given in writing and shall be delivered (a) in person, (b) by certified mail, postage prepaid, return receipt requested, (c) by facsimile or e-mail, or (d) by a commercial overnight courier that guarantees next day delivery and provides a receipt, and such notices shall be addressed as follows:

If to Alexander Capital:	10 Drs James Parker Blvd, Suite 202
Red Bank, New Jersey 07701
Attention: Chris Carlin
Email: ccarlin@alexandercapitalllp.com

If to the Company:	5-7-11 Ueno, Taito-ku, Tokyo 110-0005,
Japan Attention: Satoshi Kobayashi, CEO
Email: Satoshi-k@e-arly.works

Or to such other address as either party may from time to time specify in writing to the other party. Any notice shall be effective only upon delivery, which for any notice given by facsimile shall mean notice that has been received by the party to whom it is sent as evidenced by confirmation slip.

7.4 Contribution. If the indemnification provided for in this Section 7 is unavailable to any indemnified party (other than as a result of the failure to notify the indemnifying party as provided in Section 7.3 hereof) in respect to any losses, claims, damages, liabilities or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, will contribute to the amount paid or payable by such indemnified party, as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand, and the Placement Agent, on the other hand, from the Offering, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also the relative fault of the Company, on the one hand, and of the Placement Agent, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Placement Agent, on the other hand, shall be deemed to be in the same proportion as the total proceeds from the Offering (net of sales commissions, but before deducting other expenses) received by the Company bear to the commissions received by the Placement Agent. The relative fault of the Company, on the one hand, and the Placement Agent, on the other hand, will be determined with reference to, among other things, whether the untrue or alleged untrue statement of a material fact of the omission to state a material fact relates to information supplied by the Company, on the one hand, and the Placement Agent, on the other hand, and their relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

7.5 Equitable Considerations. The Company and the Placement Agent each agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any method of allocation which does not take into account the equitable consideration referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

7.6 Attorneys’ Fees. The amount payable by a party under this Section 7 as a result of the losses, claims, damages, liabilities or expenses referred to above will be deemed to include any out-of-pocket legal or other reasonable and documented fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim (including, without limitation, fees and disbursements of counsel incurred by an indemnified party in any action or proceeding between the indemnifying party and indemnified party or between the indemnified party and any third party or otherwise).

8. Termination.

8.1 Termination. Either party may terminate this Agreement upon thirty (30) days’ prior written notice. Notwithstanding the foregoing, in the event that the Company does not receive at least $5,000,000 in gross proceeds in connection with the Offering on or before October 29, 2025, the Company shall have the right to terminate the Agreement immediately. In the event that the Agreement is terminated for any reason, upon such termination, the Company agrees to reimburse the Placement Agent for the full amount of its actual, documented, accountable, out-of- pocket expenses incurred to such date for all such reasonable expenses, subject to the cap set forth in Section 5 hereof. Miscellaneous.

(a) Governing Law. This Agreement will be deemed to have been made and delivered in the State of New York and will be governed as to validity, interpretation, construction, effect and in all other respects by the internal law of the State of New York, without regard to principles of conflicts of law. Each of the Company and the Placement Agent (i) agrees that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in the Supreme Court of New York, or in the United States District Court for the Southern District of New York, (ii) waives any objection to the venue of any such suit, action or proceeding, and the right to assert that such forum is an inconvenient forum, and (iii) irrevocably consents to the jurisdiction of the Supreme Court of New York, and the United States District Court for the Southern District of New York in any such suit, action or proceeding. The Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in the Supreme Court of New York or the United States District Court for the Southern District of New York and agrees that service of process upon it mailed by certified mail to its address shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding.

(b) Counterparts. This Agreement may be executed in any number of counterparts each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

(c) Parties. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns. Neither party hereto may assign this Agreement or its obligations hereunder without the prior written consent of the other party hereto. This Agreement is intended to be, and is, for the sole and exclusive benefit of the parties hereto and the persons described in Section 7 hereof and their respective successors and assigns, and for the benefit of no other person, and no other person will have any legal or equitable right, remedy or claim under, or in respect of this Agreement.

(d) Amendment and/or Modification. Neither this Agreement, nor any term or provision hereof, may not be changed, waived, discharged, amended, modified or terminated orally, or in any manner other than by an instrument in writing signed by each of the parties hereto.

(e) Validity. In case any term of this Agreement will be held invalid, illegal or unenforceable, in whole or in part, the validity of any of the other terms of this Agreement will not in any way be affected thereby.

(f) Waiver of Breach. The failure of any party hereto to insist upon strict performance of any of the covenants and agreements herein contained, or to exercise any option or right herein conferred in any one or more instances, will not be construed to be a waiver or relinquishment of any such option or right, or of any other covenants or agreements, and the same will be and remain in full force and effect.

(g) Further Assurances. Each party to this Agreement will perform any and all acts and execute any and all documents as may be necessary and proper under the circumstances in order to accomplish the intents and purposes of this Agreement and to carry out its provisions. Entire Agreement. This Agreement, the applicable Offering Documents, and that certain engagement agreement, dated August 31, 2025, as amended on October 4, 2025, by and between the parties hereto, contain the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and thereof, respectively, and there are no representations, inducements, promises or agreements, oral or otherwise, not embodied in this Agreement and such Offering Documents and such engagement agreement. Any and all prior discussions, negotiations, commitments and understanding relating to the subject matter of these agreements are superseded by them.

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If the Company finds the foregoing is in accordance with its understanding with Alexander Capital, kindly sign and return to Alexander Capital a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement by and between the Company and Alexander Capital.

ALEXANDER CAPITAL L. P.

By:	/s/ Jonathan Gazdak
	Name:	Jonathan Gazdak
	Title:	Managing Director

EARLYWORKS CO., LTD.

By:	/s/ Satoshi Kobayashi
	Name:	Satoshi Kobayashi
	Title:	Chief Executive Officer

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